EMPIRE GEOTHERMAL POWER, LLC
(A Nevada Limited Liability Company)

Financial Statements

December 31, 2007 and 2006

Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201 • Phone (509) 838-5111 • Fax (509) 838-5114

Empire Geothermal Power, LLC
Reno, Nevada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Empire Geothermal Power, LLC (a Nevada Limited Liability Company) as of December 31, 2007 and 2006, and the related statements of operations, cash flows and member's deficit for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire Geothermal Power, LLC as of December 31, 2007 and 2006 and the results of its operations, cash flows and member's deficit for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
March 5, 2008

Bank of America Financial Center
800 Fifth Avenue, Suite 4100, Seattle, WA 98104
Phone (206) 447-1303 Fax (206) 470-1150

www.williams-webster.com
Member of Russell Bedford International

EMPIRE GEOTHERMAL POWER, LLC
(A Nevada Limited Liability Company)

BALANCE SHEET
December 31,

	2007	2006

ASSETS
Current
Cash and cash equivalents	$94,091	$18,387
Accounts receivable, trade	98,388	157,967
Advances receivable, related party	177,319	40,089
Prepaid expenses and other assets	18,522	65,435
Total current assets	388,320	281,878

Property and equipment, net of accumulated
depreciation	3,034,966	4,021,286

Restricted cash (note 5)	47,075	49,353

Total Assets	$3,470,361	$4,352,517

LIABILITIES AND MEMBER’S DEFICIT

Current Liabilities
Accounts payable	$261,465	$201,319
Accrued liabilities	18,855	15,567
Advances payable, related party	1,326,319	1,283,794
Note payable, current portion	2,671,611	3,100,000
Total current liabilities	4,278,250	4,600,680

Commitments and Contingencies	-	-

MEMBER’S DEFICIT	(807,889)	(248,163)

Total Liabilities and Member’s Deficit	$3,470,361	$4,352,517

The accompanying notes are an integral part of these financial statements.

EMPIRE GEOTHERMAL POWER, LLC
(A Nevada Limited Liability Company)

STATEMENT OF OPERATIONS
For the Year Ended December 31,

	2007	2006

Operating Revenue
Energy sales	$1,464,137	$1,990,110
Geothermal fluid sales	87,828	108,760
Sale of energy credits	234,368	-
Total operating revenues	1,786,333	2,098,870

Cost of Sales
Cost of sales, royalties	242,495	339,990
Cost of sales, other	71,859	50,482
Total cost of sales	314,354	390,472

Gross Margin	1,471,979	1,708,398

Operating Expenses
Personnel	410,366	476,244
Administrative and general	222,522	241,719
Repairs and maintenance	258,425	515,898
Depreciation	988,947	1,009,909
Total operating expenses	1,880,260	2,243,770

Income from Operations	(408,281)	(535,372)

Other Income (Expense)
Other income	46,846	10,085
Interest expense and finance charges	(159,551)	(157,230)
Other expenses	(38,740)	(15,319)
Total other income (expense)	(151,445)	(162,464)

Net Loss	$(559,726)	$(697,836)

The accompanying notes are an integral part of these financial statements.

EMPIRE GEOTHERMAL POWER, LLC
(A Nevada Limited Liability Company)

STATEMENT OF CASH FLOWS
For the Year Ended December 31,

	2007	2006

Cash Flow from Operating Activities:
Net loss	$(559,726)	$(697,836)
Add/deduct items not affecting cash:
Depreciation	988,947	1,009,909
Loss on disposal of equipment	-	690
Net changes in:
Accounts receivable	59,579	54,922
Prepaid expenses and other assets	46,913	7,010
Accounts payable	60,146	(22,866)
Accrued liabilities	3,288	(27,123)
Total cash provided by operating activities	599,147	324,706

Cash Flow from Investing Activities:
Purchases of property, plant and equipment	(2,627)	(22,561)
Net payments related party advances	(137,230)	(36,446)
Increase (reductions) in restricted cash	2,278	(1,633)
Total cash used by investing activities	(137,579)	(60,640)

Cash Flow from Financing Activities:
Principal payments on long-term loan	(428,389)	(400,000)
Net proceeds from related party advances	42,525	4,630
Total cash used by financing activities	(385,864)	(395,370)

Increase (Decrease) in Cash and Cash Equivalents	75,704	(131,304)

Cash and Equivalents at the Beginning of the Period	18,387	149,691

Cash and Equivalents at the End of Period	$94,091	$18,387

Supplemental Cash Flow Disclosures:
Interest paid	$128,880	$143,945

The accompanying notes are an integral part of these financial statements.

EMPIRE GEOTHERMAL POWER, LLC
(A Nevada Limited Liability Company)

STATEMENT OF MEMBER’S DEFICIT
For the Years Ended December 31, 2007 and 2006

Balance, December 31, 2005	$449,673
Capital Contributions	-
Net loss	(697,836)
Balance, December 31, 2006, deficit	(248,163)
Capital Contributions	-
Net loss	(559,726)
Balance, December 31, 2007, deficit	$(807,889)

The accompanying notes are an integral part of these financial statements.

EMPIRE GEOTHERMAL POWER, LLC
(A Nevada Limited Liability Company)

NOTES TO THE FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Empire Geothermal Power, LLC (the Company) is a limited liability company that was created in the State of Nevada on July 23, 2003, for the purpose of producing and selling power utilizing geothermal resources. The power producing assets and geothermal resources are located in Washoe County, Nevada. The Company is solely owned by another limited liability company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP) which have been consistently applied.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at their estimated net realizable value. The Company has considered the economic conditions, historical trends, contractual terms and financial stability of its major customer when calculating an allowance for uncollectible accounts. At fiscal year end, management determined that all accounts receivable were collectible and an accrual for an allowance for doubtful accounts was not necessary. Uncollectible accounts are charged off when they are deemed uncollectible. Recovered bad debts are recorded as income in the period collected.

Cash and Cash Equivalents

The Company considers all cash, short term deposits, and other investments with maturities of no more than ninety days when acquired to be cash and cash equivalents for the purposes of the statement of cash flows. All investments held by the Company are highly liquid and available on demand. Cash and short-term deposits that have restrictions in their availability and use are not considered to be cash and cash equivalents for the statement of cash flows.

Concentration of Risk

Uninsured Deposits
The Company’s cash and cash equivalents consist of commercial bank deposits. Cash deposits are held in commercial banks located in the State of Nevada and are guaranteed by the Federal Deposit

Insurance Corporation (FDIC) up to $100,000. At December 31, 2007 and 2006, the Company’s deposits did not exceed the FDIC insured limit. The Company maintains restricted money market funds that are not subject to FDIC insurance.

Revenue Source
Over 85% of the Company’s operating revenues are received from one major power company. All of the power generated originates from the one power plant that utilizes a geothermal reservoir located in central Nevada.

Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions and could have a material effect on the reported amounts of the Company’s financial position and results of operations.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued liabilities. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

Impairment of Long-Lived Assets

Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS 144) establishes a single accounting model for long-lived assets to be disposed of by sale including discontinued operations. SFAS 144 requires that these long-lived assets be measured at the lower of the carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. The Company has adopted SFAS 144 and evaluates its long-term assets annually for impairment or when circumstances or events occur that may impact the fair value of the assets. The fair value of geothermal property is primarily evaluated based upon the present value of expected revenues directly associated with those assets. An impairment loss would be recognized if the carrying amount of a capitalized asset is not recoverable and exceeds its fair value. Currently, management does not believe that an impairment adjustment is necessary.

Property, Plant and Equipment

Property and equipment acquisitions are originally recorded at cost. Depreciation is based upon the estimated useful life of the asset calculated on a straight-line basis. All costs related to efforts to produce resources that are determined not to be viable are removed in the year that determination is made.

Estimated useful lives of the Company’s assets are summarized as follows:

Years
Power generation plant and improvements	7 to 23
Furniture and equipment	5 to 7
Vehicles	5
Wells and well improvements	20 to 30

Revenue Recognition

Over 85% operating revenue originates from electrical power generated by the Company’s geothermal power plant. The revenue is recognized when the power is produced and delivered to the customer under the terms defined in the Power Purchase Agreement (PPA). Energy tax credits are recognized as revenue when, substantially, all of the regulatory entitling requirements have been met, delivery of tax credit certificates have been made, evidence of a purchase arrangement exists, and the price is fixed or determinable.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, recorded at cost, are summarized as follows:

	December 31,	December 31,
	2007	2006

Power generation plant and improvements	$16,040,800	$16,038,173
Furniture, vehicles and equipment	501,323	501,323
Geothermal wells and improvements	1,203,991	1,203,991
	17,746,114	17,743,487
Less: accumulated depreciation	(14,711,148)	(13,722,201)

	$3,034,966	$4,021,286

NOTE 4 – NOTE PAYABLE

The original loan dated May 12, 2000 was payable to CoBank ACB from Empire Energy LLC in monthly payments of equal to $33,333 in principal plus interest at 4.25% per annum. The loan was secured by all assets and interests owned by Empire Energy LLC. The loan agreement was amended on August 31, 2003 due to the sales agreement between the Company and Empire Energy LLC where the Company acquired the geothermal assets and other resources. All applicable rights and obligations were transferred to the Company when the loan agreement was amended. This loan agreement matured on September 20, 2007. A loan modification agreement was entered into that extended the term of the loan through September 30, 2008. The new agreement specified monthly payments equal to $33,333 in principal plus interest at 5.0% per annum.

The loan is secured by properties owned by the Company. Ownership interests in other entities include Orient Farms, LLC, Empire Farms, LLC, and Empire Group, LLC. Also, High Rock Holding, LLC has guarantied payment and performance. Subordination agreements have been entered into by Michael B. Stewart and Orient Farms, LLC. These entities are related parties, see Note 6 for additional details.

Restricted Cash
Per the current terms of loan agreements, the Company must maintain a cash balance equal to the next two months of interest and principal payments in the financial institution that holds the loan. The restricted cash balance at the years ended December 31, 2007 and 2006 was $47,075 and $49,353; respectively.

NOTE 5 - RELATED PARTY TRANSACTIONS

Effective August 31, 2003, Empire Energy LLC sold the assets related to the geothermal operations to the Company. Empire Energy LLC and the Company are solely owned by Michael B. Stewart and/or entities under his direct influence. Empire Energy LLC discontinued operations after the asset transfer. Property and equipment were transferred to the Company at historical cost as maintained within Empire Energy LLC.

The amounts advanced to/from related parties are unsecured and due on demand with no interest rates specified. No interest has been charged or collected on these balances for the years ended December 31, 2007 and 2006.

	December 31,	December 31,
	2007	2006
Related party receivable balances:
San Emidio Resources, Inc. [1]	$1,660	$1,460
Orient Farms, LLC [1]	54,649	-
Honalo Kai, LLC [4]	-	21,989
Tahoe Rose, LLC [1]	18,000	10,000
Sierra Rose, LLC [1]	-	6,640
Michael Stewart, Individual	103,010	-
	$177,319	$40,089

Related party payable balances:
Granite Investment Group, LLC [3]	$763,516	693,688
Orient Farms, LLC [1]	-	37,896
Honalo Kai, LLC [4]	86,140	-
High Rock Holdings, LLC [1]	474,263	437,763
Michael Stewart, Individual	-	114,847
Empire Farms, LLC [2]	2,400	-
	$1,326,319	$1,284,194

Additional related party transactions that are summarized as follows:

	For the Year	For the Year Ended
	Ended December	December 31,
	31, 2007	2006
Granite Investment Group, LLC [3]
Fresh water lease	$49,920	$29,120
Employee housing	9,000	12,984
Office and other administrative	70	12,968

Descriptions of relationships noted above:

[1]	– 100% owned by the Michael B. Stewart Living Trust.
[2]	– 100% owned by the Michael B. Stewart.
[3]	– 90% owned by the Michael B. Stewart, and 10% owned by and individual who is not related.
[4]	– 100% owned by the Jon Kirk Stewart (Michael B. Stewart’s brother).

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Royalty Obligation - Constellation
The Company has entered into a purchase agreement with Constellation that includes a royalty payment. The contract specifies payments to be equal to 15.2% of power sales. The agreement is effective as long as the power purchase agreement with Sierra Pacific Power Company is in effect. According to the terms of the agreement, power revenues are sent directly to a transfer agent that makes the royalty payment before sending the residual to the lending institution.

Royalty Obligation - Kosmos
The Company has entered into a 1,040 acre lease agreement with the Kosmos Company that includes a royalty payment calculated at 3.5% of gross revenues increasing to 12.5% of gross revenues in October 2008.

BLM Lease Contracts
The Company leases approximately 21,905 acres of land and the geothermal rights from the U.S. Bureau of Land Management (BLM). There are 16 separate agreements that were in effect during the periods ended December 31, 2006 and 2007. The initial primary terms of these contacts are 10 years. Per federal regulations applicable for the contracts, the lessee has the option to extend the primary lease term another 40 years if the BLM does not need the land for any other purpose and the lessee is maintaining production at commercial quantities. The initial effective dates of the contracts ranged from January 1, 1999 to November 1, 2002. The leases require the lessee to conduct operations in a manner that minimizes adverse impacts to the environment.

The BLM lease contracts require royalty payments for the use of geothermal resources. The rate is based upon 10% of the value of the resource at the well head. The amounts are calculated according to a formula established by Minerals Management Service (MMS). For the years ended December 31, 2007 and 2006, the royalty costs were $7,810 and $2,055; respectively.

Fresh Water Lease Contract
The Company leases fresh water rights from Michael B. Stewart. This is a 30 year agreement, effective December 13, 2006, and requires monthly payments based upon the rate charged by the Truckee Meadows Water Authority for large institutional customers. For the fiscal years ended December 31, 2007 and 2006, the lease payments were $49,920 and $29,120; respectively. Since this is a related party arrangement, there were no billings based upon actual water usage. The costs associated with pumping and operating expenses for the delivery of the water are included in the Company’s operating expenses.

Power Purchase Agreement
The Company is operating under a 30 year power purchase agreement the originated December 31, 1986, with Sierra Pacific Power Company. The original agreement was amended December 28, 1987. The contract rate is based upon energy plus capacity payments

Power Facility Management/Transmission Agreement
The Company has signed a power facility management agreement with Sierra Pacific Power Company that covers the interconnection and the delivery of the power plant output. The contract is effective so long as the power purchase agreement is in effect or upon mutual agreement by the parties to terminate.

Expected future operating lease and royalty payments for the next five years are summarized as follows:

For the Years Ending	Operating Lease
December 31,	Payments

2008	$79,577
2009	77,017
2010	70,618
2011	70,618
2012	66,880

NOTE 7 – INCOME TAX

The Company is a Limited Liability Corporation that is treated as a partnership for tax purposes with the member accounting for its share of the tax liabilities individually. At December 31, 2007 and 2006, the tax bases of the reported assets was lower by $2,709,182 and $3,642,139; respectively.

NOTE 8 – LITIGATION

A fraudulent transfer and quiet title case was filed against the Company on behalf of American AgCredit, FLCA. The plaintiff claims that the Empire Group unconditionally guaranteed the loans and transferred assets to the Company without consent. The plaintiff argues further that the Company was not a bona fide purchaser of the property purchased from Empire Group. Their claim is stated at 5.7 million dollars plus interest and court costs. The Company’s legal council filed a motion to dismiss the case on December 12, 2007. As of the date of this report, management and legal council believe the likelihood of a favorable outcome is high. Therefore, no contingency losses have been recorded in these financial statements.